Exhibit 99.1

Alico, Inc. Appoints Perry Del Vecchio as Chief Financial Officer

FORT MYERS, Fla., September 6, 2022 -- Alico, Inc. (NASDAQ: ALCO, "Alico" or "the Company"), an agriculture and land management company, today announced the hiring and appointment of Perry G. Del Vecchio as the Company’s Chief Financial Officer, effective as of September 6, 2022.

Mr. Del Vecchio will be responsible for all corporate finance, treasury and accounting functions of the Company and will report directly to John Kiernan, the Company's President and Chief Executive Officer.

"We are very pleased to have Perry join Alico's senior leadership team as our CFO," said Mr. Kiernan. "Perry’s background as a senior finance leader for a $6 billion division of a Fortune 500 company, combined with his broad financial and business experience, will leverage our efforts of increasing shareholder value. In the previous organizations he has served, he has proven to be a capable strategic partner to his fellow senior executives and has effectively used collaborative efforts in leading teams and departments. I will be counting on Perry’s expertise in providing financial analysis, modeling and decision support to help Alico maintain our leadership position within the Florida citrus industry. During his distinguished career, he has spent 25 years working in the Northeast and the past eight years here in Florida. I am excited to welcome him to our executive team."

Mr. Del Vecchio most recently served as a Vice President and the Controller for Lexyl Travel Technologies in West Palm Beach, Florida. He spent the majority of his career in financial management positions within the Hertz organization. He earned his MBA degree from Montclair State University and earned CPA credentials while an auditor with Deloitte & Touche.

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Land Management and Other Operations, which include land leasing and related support operations. Learn more about Alico (Nasdaq: “ALCO”) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These forward-looking statements are based on Alico’s current expectations, estimates and projections about our business based, in part, on assumptions made by our management and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance, or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules, including tax laws and tax rates; climate change; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and their by-products, such as the freeze in the last week of January 2022; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; market pricing of citrus; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy, including, but not limited to, changes due in part to the deadly conflict in Ukraine; changes in interest rates; availability of refinancing; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; ability to make strategic acquisitions or divestitures; ability to redeploy proceeds from divestitures; ability to consummate selected land acquisitions; ability to take advantage of tax deferral options; ability to retain executive officers and to replace departed executive officers; ability to replace the Company’s primary third party grove management customer and even further expand the third party grove management program; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; impact of the COVID-19 outbreak and coronavirus pandemic on our agriculture operations, including without limitation demand for product, supply chain, health and availability of our labor force, the labor force of contractors we engage, and the labor force of our competitors; other risks related to the duration and severity of the COVID-19 outbreak and coronavirus pandemic and its impact on Alico’s business; the impact of the COVID-19 outbreak and coronavirus pandemic on the U.S. and global economies and financial markets, including without limitation related legislative and regulatory initiatives; access to governmental loans and incentives; any reduction in the public float resulting from repurchases of common stock by Alico; changes in equity awards to employees; whether the Company's dividend policy, including its recent increased dividend amounts, is continued; expressed desire of certain of our stockholders to liquidate their shareholdings by virtue of past market sales of common stock, by sales of common stock or by way of future transactions designed to consummate such expressed desire; political changes and economic crises; ability to implement ESG initiatives; competitive actions by other companies; increased competition from international companies; changes in environmental regulations and their impact on farming practices; the land ownership policies of governments; changes in government farm programs and policies and international reaction to such programs; changes in pricing calculations with our customers; fluctuations in the value of the U.S. dollar, interest rates, inflation and deflation rates; length of terms of contracts with customers; impact of concentration of sales to one customer; changes in and effects of crop insurance programs, global trade agreements, trade restrictions and tariffs; soil conditions, harvest yields, prices for commodities, and crop production expenses. Other risks and uncertainties include those that are described in Alico’s SEC filings, including those Risk Factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and our Quarterly Reports on Form 10-Q, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Investor Relations

(646) 374-4770

InvestorRelations@alicoinc.com

John E. Kiernan

President and Chief Executive Officer

(239) 226-2000

jkiernan@alicoinc.com